Exhibit 99.1

[MOOG PRESS RELEASE]

MOOG INC. ANNOUNCES CLOSING

OF SALE OF TWO MILLION CLASS A SHARES

East Aurora, NY, September 16, 2003 - Moog Inc. (NYSE: MOG.A and MOG.B) announced today that it has closed its public offering and sale of 2,012,500 shares of Class A common stock (including 262,500 shares sold pursuant to the exercise of the underwriters' over-allotment option) at a price of $38.00 per share. Net proceeds to Moog from the offering were approximately $72 million. The proceeds will be used to pay a portion of the purchase price of Moog's previously announced acquisition of the Poly-Scientific division of Litton Systems, Inc., a subsidiary of Northrop Grumman Corporation, which is expected to close at the end of September 2003. In the event the acquisition is not completed, the net proceeds will be used to reduce existing debt. All of the shares were offered by Moog solely pursuant to a prospectus supplement under Moog's existing shelf registration statement.

SG Cowen acted as lead manager of the offering. HSBC Securities (USA) Inc. acted as co-manager.

Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this release that does not consist of historical facts, including statements accompanied by or containing words such as "giving effect to", "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) the risk that the acquisition of the Poly-Scientific division is not consummated or is delayed, whether because of a failure to satisfy closing conditions or otherwise; the risk that the historical unaudited financial information of the Poly-Scientific division provided by the seller to Moog is inaccurate or incomplete; uncertainty relating to the structure, terms, availability and consummation of the financing for the acquisition; uncertainty relating to the allocation of the purchase price to the Poly-Scientific division assets, the amortization of intangible assets resulting from that allocation and the impact of fair value purchase accounting adjustments; the risk of increased leverage and debt service requirements as a result of the incurrence of additional indebtedness to finance the Poly-Scientific division acquisition or to operate the division after the acquisition; the risk that Moog will assume unknown liabilities in connection with the acquisition of the Poly-Scientific division and that indemnification from the seller for those liabilities will be limited or unavailable; the risk that a write down of the goodwill associated with the acquisition of the Poly-Scientific division could adversely affect Moog's operating results and net worth and cause it to violate covenants in its credit agreements; the risk that the Poly-Scientific business will not be successfully integrated on a timely basis or at all, including the risk that Poly-Scientific's customers, suppliers and key employee relationships are not preserved, or that the cost of the integration will be significant, (ii) fluctuations in general business cycles and demand for capital goods, (iii) Moog's dependence on government contracts, that may not be fully funded or may be terminated, (iv) Moog's dependence on certain major customers, such as The Boeing Company, for a significant percentage of its sales, (v) Moog's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (vi) the possibility that advances in technology could reduce the demand for certain of Moog's products, specifically hydraulic-based motion controls, (vii) intense competition which may require Moog to compete by lowering prices or by offering more favorable terms of sale, (viii) Moog's significant indebtedness, which will increase substantially as a result of the acquisition of the Poly-Scientific division, and which could limit its operational and financial flexibility, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for Moog's defined benefit plans, including returns on plan assets and interest rates, (x) a write-off of all or part of Moog's goodwill which could adversely affect Moog's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event Moog does not comply with regulations relating to defense industry contracting, (xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) Moog's ability to successfully identify and consummate acquisitions and integrate the acquired businesses, (xiv) the possibility of a catastrophic loss of one or more of Moog's manufacturing facilities, (xv) the impact of product liability claims related to Moog's products used in applications where failure can result in significant property damage, injury or death, (xvi) foreign currency fluctuations in those countries in which Moog does business and other risks associated with international operations, and (xvii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this release. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Moog disclaims any obligation to update the forward-looking statements made in this release.